Attachment to Form 3 – Joint Filer Information
Pursuant to Instruction 5(b)(v) of the General Instructions to Form 3, this joint filer information is also being filed on behalf of the Reporting Persons set forth below as an exhibit to the Form 3 filed by Amscan Holdings, Inc. with respect to beneficial ownership of securities of Party City Corporation (PCTY). The date of event requiring this statement is 9/26/2005.

		Ownership Form of
		Derivative
	Amount or Number	Security: Direct	Nature of Indirect Beneficial
Name and Address of Reporting Person	of Shares	(D) or Indirect (I)	Ownership

Berkshire Fund V, Limited	0	I	No securities are beneficially owned.
Partnership, One Boston Place,
Suite 3300, Boston, Massachusetts
02108

Berkshire Fund VI, Limited	0	I	No securities are beneficially owned.
Partnership, One Boston Place,
Suite 3300, Boston, Massachusetts
02108

Berkshire Investors LLC, One Boston	0	I	No securities are beneficially owned.
Place, Suite 3300, Boston,
Massachusetts 02108

AAH Holdings Corporation, c/o	0	I	No securities are beneficially owned.
Amscan Holdings, Inc., 80
Grasslands Road, Elmsford, New York
10523
Neither the filing of this statement nor any of its contents shall be deemed to constitute an admission by the Reporting Persons that they beneficially own any Common Stock referred to herein for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended (the “Act”). The Reporting Persons have no pecuniary interest in the Common Stock. Each Reporting Person, pursuant to Rule 16a-1(a)(4) promulgated under the Act, hereby expressly disclaims that it is the beneficial owner of such shares.
The Reporting Persons may be deemed to be, but do not admit to be, members of a “group” holding over 10% of the outstanding common stock of Party City Corporation for purposes of Section 13(d)(3) of the Exchange Act.

Signature of Reporting Persons:

AAH HOLDINGS CORPORATION

By:	/s/Robert J. Small	October 5, 2005

Title:	Chairman of the Board	Date

BERKSHIRE FUND V, LIMITED PARTNERSHIP By: Fifth Berkshire Associates LLC, its General Partner

By:	/s/Robert J. Small	October 5, 2005

Title:	Managing Director	Date

BERKSHIRE FUND VI, LIMITED PARTNERSHIP By: Sixth Berkshire Associates LLC, its General Partner

By:	/s/Robert J. Small	October 5, 2005

Title:	Managing Director	Date

BERKSHIRE INVESTORS LLC

By:	/s/Robert J. Small	October 5, 2005

Title:	Managing Director	Date